Exhibit 99.1

TRANSACT TECHNOLOGIES REPORTS FOURTH QUARTER 2012 RESULTS

HAMDEN, CT – March 6, 2013 – TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries, today announced financial results for the three months and full year ended December 31, 2012.  Summary results for the periods are as follows:

	Three months ended December 31,			Full year ended December 31,
(in $000s, except EPS)	2012	2011	% change	2012	2011	% change
Net Sales	$19,616	$13,645	43.8%	$68,386	$65,969	3.7%

As reported (GAAP):
Operating income	2,870	866	231.4%	5,602	6,989	-19.8%
Net income	1,882	570	230.2%	3,621	4,676	-22.6%
Diluted earnings per share	$0.21	$0.06	250.0%	$0.40	$0.49	-18.4%

Adjusted (non-GAAP):
Operating income	3,176	881	260.5%	7,553	7,332	3.0%
Net income	2,083	580	259.1%	4,885	4,905	-0.4%
Diluted earnings per share	$0.23	$0.06	283.3%	$0.54	$0.51	5.9%

“Overall, it was a successful year for TransAct,” said Bart C. Shuldman, Chairman and Chief Executive Officer of TransAct Technologies.  “We finalized a major transition where we commenced manufacturing of higher value products for our new oil and gas exploration market, as well as the new Ithaca 9700 for food safety for restaurants and other food service venues around the world.  These products, along with our EPICENTRAL® Print System, present a significant revenue opportunity for TransAct by combining software and hardware to provide benefits to our customers while enabling us to market higher margin technology.  In addition, we returned almost $6.5 million to shareholders through repurchases of our shares and our new quarterly dividend program, highlighting our strong cash flow generation.  We look forward to 2013 where we will continue to focus our efforts on our newly launched products, as well as our EPICENTRAL® Print System software.”

Mr. Shuldman continued, “Aided by a significant order for our lottery printers from GTECH, we achieved a record fourth quarter in terms of diluted earnings per share.  For the fourth quarter of 2012, our worldwide casino and gaming sales increased 5% from the prior-year period, led by solid double-digit domestic growth.  Lottery sales from GTECH were up 641% from the prior-year period to $6.4 million as we completed a very large order in the fourth quarter of 2012.  Printrex printer sales for the fourth quarter of 2012 were $1.1 million, down 16% from the prior-year period due to near-term over-supply in the natural gas market.  TransAct Services Group revenue decreased 15% compared to the prior-year period, due primarily to lower consumable sales.  Food service, banking and POS printer sales increased 44% compared to the prior-year period largely on higher POS sales as we rolled out printers for a new application for McDonald’s checkout counters.  Lastly, our balance sheet remains very healthy with $7.5 million in cash and no debt outstanding as of December 31, 2012.”

2013 Outlook

“After two very strong and near record years of lottery sales from GTECH, we expect these sales to return to a more normalized level in 2013,” commented Mr. Shuldman.  “Even with this decline, we expect sales for 2013 to be comparable to 2012, as we expect sales from our newly launched food safety and Printrex color oil and gas products, as well as EPICENTRAL® software sales, to offset lower lottery printer sales.  The initial reaction to our product introductions has been favorable and we expect to see the sales of these products ramp up as we enter the second half of the year.”

Fourth Quarter 2012 Results

Revenue for the fourth quarter of 2012 was $19.6 million, an increase of 44% compared to $13.6 million in the prior-year period.  Gross margin for the fourth quarter of 2012 was 39.2%, compared to 41.6% in the prior-year quarter due primarily to a less favorable sales mix.  Operating expenses were $4.8 million, comparable with the prior-year period.  Excluding non-GAAP adjustments, operating expenses decreased by $0.3 million, or 6%, compared to the prior-year period.  The Company recorded GAAP net income of $1.9 million, or $0.21 per diluted share, in the fourth quarter of 2012, compared to GAAP net income of $0.6 million, or $0.06 per diluted share, in the prior-year period.  Excluding non-GAAP adjustments, the Company recorded adjusted net income in the fourth quarter of 2012 of $2.1 million, or $0.23 per diluted share.  For a reconciliation of GAAP to non-GAAP measures, please review the disclosures and tables included with this release.

Commenting on the financial results, Steven A. DeMartino, President and Chief Financial Officer of TransAct Technologies said, “During the fourth quarter of 2012, we experienced notable gains in revenue without having to significantly sacrifice gross margin, leading to strong net income and earnings per share.  We are also now beginning to see the benefits of the full integration of Printrex into our operations which will enable us to realize cost savings throughout 2013.  During 2013, we plan to focus our efforts on our new products, markets and recurring revenue opportunities and believe this will lead to both gross and operating margin expansion during the year.”

Full Year 2012 Results

Revenue for the full year ended December 31, 2012 was $68.4 million, an increase of 4% compared to $66.0 million in the prior year.  Gross margin for the full year ended December 31, 2012 was 38.0%, an increase of approximately 70 basis points from 37.3% in the prior year due primarily to a favorable sales mix.  Operating expenses were $20.4 million, an increase of $2.7 million from the prior year, driven mainly by $1.5 million of legal fees associated with the lawsuit with Avery Dennison Corporation as well as a full year of expenses related to the Printrex operations that the Company acquired in August 2011.  Excluding non-GAAP adjustments, operating expenses increased by $1.1 million, or 7%, compared to the prior year.  The Company recorded GAAP net income of approximately $3.6 million, or $0.40 per diluted share, for the full year ended December 31, 2012, compared to GAAP net income of approximately $4.7 million, or $0.49 per diluted share, for the prior year.  Excluding non-GAAP adjustments mentioned above, the Company recorded adjusted net income of approximately $4.9 million, or $0.54 per diluted share, for the full year ended December 31, 2012, compared to adjusted net income of approximately $4.9 million, or $0.51 per diluted share in the prior year.

Liquidity and Capital Resources

As of December 31, 2012, the Company had approximately $7.5 million in cash and cash equivalents, and no debt obligations outstanding under its $20 million revolving credit facility.  During the fourth quarter of 2012, TransAct repurchased 50,536 shares for approximately $0.4 million (average price of $7.42 per share).  For 2012, TransAct repurchased approximately 721,000 shares, or 8% of the outstanding shares, for approximately $5.9 million.  TransAct’s $15 million repurchase program allows the Company to repurchase up to $6.2 million in additional shares through May 2013.

Financial Presentation

The Company has provided adjusted non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct's core operations.  The adjusted non-GAAP measures exclude the effect in the applicable periods presented of non-GAAP adjustments contained in the tables included with this release.  These items have been excluded from adjusted non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance.  Their exclusion provides investors and others with additional information to more readily assess the Company's operating results. The Company uses the non-GAAP financial measures internally to focus management on the results of the Company's core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

Investor Conference Call / Webcast Details

TransAct will review detailed fourth quarter 2012 results during a conference call today at 5:00 PM EST. The conference call-in number is 888-438-5491. A replay of the call will be available from 8:00 PM EST on Wednesday, March 6 through midnight EDT on Wednesday, March 13 by telephone at 877-870-5176; passcode 3697147.  Investors can also access the conference call via a live webcast on the Company's Web site at http://www.transact-tech.com.  A replay of the call will be archived on that Web site for one week.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated (NASDAQ: TACT) is a leader in developing and manufacturing market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries. These industries include casino, gaming, lottery, banking, point-of-sale, food safety, hospitality, oil and gas, and medical and mobile.  Each individual market has distinct, critical requirements for printing and the transaction is not complete until the receipt and/or ticket is produced.  TransAct printers and products are designed from the ground up based on market specific requirements and are sold under the Ithaca®, Epic, EPICENTRAL® and Printrex® product brands.  TransAct distributes its printers through OEMs, value-added resellers, selected distributors, and direct to end-users.  TransAct has over 2.4 million printers installed around the world.  TransAct is also committed to providing world-class printer service, spare parts, accessories and printing supplies to its growing worldwide installed base of printers.  Through its TransAct Services Group, TransAct provides a complete range of supplies and consumables items used in the printing and scanning activities of customers in the hospitality, banking, retail, gaming, government and oil and gas exploration markets.  Through its webstore, http://www.transactsupplies.com, and a direct selling team, TransAct addresses the on-line demand for these products.  TransAct is headquartered in Hamden, CT.  For more information, please visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements

Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in China; the ability to protect intellectual property; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad;  risks associated with potential future acquisitions; the outcome of the lawsuit between TransAct and Avery Dennison Corporation; and other risk factors detailed from time to time in TransAct’s reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Contact:

TransAct Technologies Incorporated
Steven DeMartino, President and Chief Financial Officer
203-859-6810

ICR Inc.
William Schmitt
203-682-8200

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31,		December 31,
	2012	2011	2012	2011
Net sales	$19,616	$13,645	$68,386	$65,969
Cost of sales	11,933	7,964	42,404	41,343
Gross profit	7,683	5,681	25,982	24,626

Operating expenses:
Engineering, design and product development	987	986	4,239	3,418
Selling and marketing	1,791	1,772	6,637	6,402
General and administrative	2,011	2,057	7,833	7,633
Legal fees associated with lawsuit	26	-	1,533	-
Business consolidation and restructuring	(2)	-	138	184
	4,813	4,815	20,380	17,637
Operating income	2,870	866	5,602	6,989

Other income (expense):
Interest, net	(1)	-	6	18
Other, net	(2)	1	(23)	1
	(3)	1	(17)	19

Income before income taxes	2,867	867	5,585	7,008
Income tax provision	985	297	1,964	2,332
Net income	$1,882	$570	3,621	$4,676

Net income per common share:
Basic	$0.21	$0.06	$0.40	$0.50
Diluted	$0.21	$0.06	$0.40	$0.49

Shares used in per share calculation:
Basic	8,800	9,466	9,032	9,443
Diluted	8,887	9,569	9,121	9,603

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Food service, banking and point-of-sale	$2,643	$1,837	$9,484	$9,943
Casino and gaming	6,506	6,193	29,129	24,955
Lottery	6,422	867	11,634	14,933
Printrex	1,051	1,246	4,673	1,710
TransAct Services Group	2,994	3,502	13,466	14,428
Total net sales	$19,616	$13,645	$68,386	$65,969

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31,	December 31,
(In thousands)	2012	2011
Assets:
Current assets:
Cash and cash equivalents	$7,537	$6,863
Accounts receivable, net	15,927	9,583
Inventories	10,321	14,151
Prepaid income taxes	-	446
Deferred tax assets	1,443	1,636
Other current assets	471	375
Total current assets	35,699	33,054

Fixed assets, net	3,302	3,358
Goodwill	2,621	2,518
Deferred tax assets	1,172	890
Intangible assets, net	2,328	2,861
Other assets	106	59
	9,529	9,686
Total assets	$45,228	$42,740

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$6,422	$3,019
Accrued liabilities	2,927	2,632
Income taxes payable	629	40
Accrued contingent consideration	136	-
Deferred revenue	93	141
Total current liabilities	10,207	5,832

Deferred revenue, net of current portion	168	224
Deferred rent, net of current portion	308	357
Accrued acquisition consideration, net of current portion	824	680
Other liabilities	352	334
	1,652	1,595
Total liabilities	11,859	7,427

Shareholders’ equity:
Common stock	109	108
Additional paid-in capital	25,940	25,058
Retained earnings	24,708	21,613
Accumulated other comprehensive loss, net of tax	(55)	(71)
Treasury stock, at cost	(17,333)	(11,395)
Total shareholders’ equity	33,369	35,313
Total liabilities and shareholders’ equity	$45,228	$42,740

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended December 31, 2012
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$4,813	$(306)	$4,507
% of net sales	24.5%		23.0%

Operating income	2,870	306	3,176
% of net sales	14.6%		16.2%

Income before income taxes	2,867	306	3,173
Income tax provision	985	105	1,090
Net income	1,882	201	2,083
Diluted net income per share	$0.21	$0.02	$0.23

(1)
Adjustment includes (i) $280 of expense related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $26 of legal and other expenses related to the lawsuit with Avery Dennison Corporation, tax effected using an effective tax rate of 34.4%.

	Three months ended December 31, 2011
	Reported	Adjustments (2)	Adjusted Non-GAAP
Operating expenses	$4,815	$(15)	$4,800
% of net sales	35.3%		35.2%

Operating income	866	15	881
% of net sales	6.3%		6.5%

Income before income taxes	867	15	882
Income tax provision	297	5	302
Net income	570	10	580
Diluted net income per share	$0.06	$0.00	$0.06

(2)	Adjustment includes transaction expenses of $15 associated with the acquisition of Printrex Inc. during 2011 tax effected using an effective tax rate of 34.3%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Year ended December 31, 2012
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$20,380	$(1,951)	$18,429
% of net sales	29.8%		26.9%

Operating income	5,602	1,951	7,553
% of net sales	8.2%		11.0%

Income before income taxes	5,585	1,951	7,536
Income tax provision	1,964	687	2,651
Net income	3,621	1,264	4,885
Diluted net income per share	$0.40	$0.14	$0.54

(3)
Adjustment includes (i) $280 of expense related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $1,533 of legal and other expenses related to the lawsuit with Avery Dennison Corporation and (iii) $138 of employee termination and moving expenses related to the closing of the Printrex manufacturing facility in San Jose, CA.  Such adjustments were tax effected using an effective tax rate of 35.2%.

	Year ended December 31, 2011
	Reported	Adjustments (4)	Adjusted Non-GAAP
Operating expenses	$17,637	$(343)	$17,294
% of net sales	26.7%		26.2%

Operating income	6,989	343	7,332
% of net sales	10.6%		11.1%

Income before income taxes	7,008	343	7,351
Income tax provision	2,332	114	2,446
Net income	4,676	229	4,905
Diluted net income per share	$0.49	$0.02	$0.51

(4)
Adjustment includes (i) $159 of transaction expenses associated with the acquisition of Printrex Inc. during 2011 and (ii) $184 of employee termination and other expenses related to the closing of a service facility in New Britain, CT, tax effected using an effective tax rate of 33.3%.